Exhibit No. 5(ii) on Form N1-A
                                   Exhibit No. 10 Under Item 601 of Reg S/K

                                 EXHIBIT A
                                  to the
                       Investment Advisory Contract

         MARKETVEST PENNSYLVANIA INTERMEDIATE MUNICIPAL BOND FUND

     The following provisions are hereby incorporated and made part of the Investment Advisory Contract dated January 1, 1996 between Marketvest Funds and Dauphin Deposit Bank and Trust Company.

     For all services rendered by Adviser hereunder, the above-named Fund of the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to .75 of 1% of the average daily net assets of the Fund.

     The portion of the fee based upon the average daily net assets of the Fund shall be accrued daily at the rate of 1/365th of .75 of 1% applied to the daily net assets of the Fund.

     The advisory fee so accrued shall be paid to Adviser monthly.

     In consideration of the mutual covenants set forth in the Investment Advisory Contract dated January 1, 1996 between Marketvest Funds and Dauphin Deposit Bank and Trust Company, Marketvest Funds executes and delivers this Exhibit on behalf of the Fund, and with respect to the shares thereof, set forth above.
     Witness the due execution hereof this 1st day of January, 1996.



Attest:                            DAUPHIN DEPOSIT BANK AND TRUST COMPANY




/s/ George W. King                 By:/s/ Rick A. Gold
                 Secretary              Executive Vice President



Attest:                            MARKETVEST FUNDS



/s/ S. Elliott Cohan               By:/s/ Jeffrey W. Sterling
       Assistant Secretary                        Vice President


                                 EXHIBIT B
                                  to the
                       Investment Advisory Contract

                   MARKETVEST INTERNATIONAL EQUITY FUND

     The following provisions are hereby incorporated and made part of the Investment Advisory Contract dated January 1, 1996 between Marketvest Funds and Dauphin Deposit Bank and Trust Company.
     For all services rendered by Adviser hereunder, the above-named Fund of the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to .65 of 1% of the average daily net assets of the Fund.

     The portion of the fee based upon the average daily net assets of the Fund shall be accrued daily at the rate of 1/365th of .65 of 1% applied to the daily net assets of the Fund.

     The advisory fee so accrued shall be paid to Adviser monthly.

     In consideration of the mutual covenants set forth in the Investment Advisory Contract dated January 1, 1996 between Marketvest Funds and Dauphin Deposit Bank and Trust Company, Marketvest Funds executes and delivers this Exhibit on behalf of the Fund, and with respect to the shares thereof, set forth above.
     Witness the due execution hereof this 1st day of January, 1997.



Attest:                            DAUPHIN DEPOSIT BANK AND TRUST COMPANY




/s/ Bernard V. Kelly, Jr.          By:          /s/ Rick A. Gold
Assistant Secretary                   Executive Vice President
                                      Rick A. Gold


Attest:                            MARKETVEST FUNDS



/s/ Victor R. Siclari              By:   /s/ Jeffrey W. Sterling
Secretary                             Vice President